Exhibit 10.4 (i)

                                                           ACCLAIM ENTERTAINMENT
                                                          BNY - NOVEMBER 8, 1996

                   OTTERBOURG, STEINDLER, HOUSTON & ROSEN, P.C.
                                 200 PARK AVENUE
                            NEW YORK, N.Y. 10169-0078
                                   ----------
                                 (2I2) 661-9100

                   ALAN KARDON                          CABLE ADRESS: "OTLERTON"
               MEMBER OR THE FIRM                       FACSIMILE (2I2) 682-6IO4
ADMITTED TO PRACTICE IN NEW YORK AND CONNECTICUT              TELEX. 960916

                                                   November 8, 1996

BY HAND

Mr. Robert P. Grbic
Senior Vice President
BNY Financial Corporation
1290 Avenue of the Americas
New York, New York 10104

          Re: Acclaim Entertainment, Inc.

Dear Bob:

     Enclosed are three execution copies of the Waiver and Amendment. Pages 1 through 14 can be substituted for the same numbered pages of the Waiver and Amendment which was executed on Thursday, November 7, 1996. A fully executed copy of the Agreement may be delivered to Acclaim. Also, enclosed are pages 10 and 13 marked to show changes.

              Best regards.

                                                   Very truly yours,

                                                    /s/ Alan Kardon

                                                    Alan Kardon

Enclosure

cc:  Bruce Tenzer, Esq. (By Hand)
     Deborah Aschheim, Esq. (By Hand)

                                                  November 8, 1996

ACCLAIM ENTERTAINMENT, INC.

ACCLAIM DISTRIBUTION NC.
LJN TOYS LTD.
ACCLAIM ENTERTAINMENT CANADA, LTD.
ARENA ENTERTAINMENT INC.
One Acclaim Plaza
Glen Cove, New York 11542-2708

          Re: Waiver of Financial Covenant Non-Compliance and Amendment to Credit Agreement

Gentlemen:

     Reference is hereby made to the Revolving Credit and Security Agreement, dated as of January 1, 1993, by and among ACCLAIM ENTERTAINMENT, INC. ("AEI"), ACCLAIM DISTRIBUTION INC. ("ADI"), LJN TOYS, LTD. ("UN"), ACCLAIM ENTERTAINMENT CANADA, LTD. ("Canada") and ARENA ENTERTAINMENT INC. ("Arena"; together with AEI, ADI, LJN and Canada, collectively the "Borrowers") and BNY FINANCIAL CORPORATION (the "Lender") as amended and restated on February 28, 1995 (as so amended and restated, and as thereafter further amended, the "Credit Agreement"). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

     As of August 31, 1996, the Borrowers were not in compliance with Section
6.4 (Tangible Net Worth), Section 6.5 (Working Capital), Section 6.6 (Capital Expenditures), Section 6.7 (Ratio of Total Indebtedness to Tangible Net Worth),
Section 6.8 (Fixed Charge Ratio) and Section 6.9 (Maximum Losses) of the Credit Agreement.

     In response to the Borrowers' request for a waiver of the aforementioned non-compliance under the Credit Agreement, subject to the terms of this agreement, the Lender hereby waives such non-compliance under the Credit Agreement for the period on or prior to August 31, 1996, provided, that, the Lender hereby reserves all rights and remedies granted to the Lender under the Credit Agreement or other documents, applicable law or otherwise, and nothing contained herein shall be construed to limit, impair or otherwise affect the right of the Lender to declare a default with respect to any future non-compliance with any covenant, term or provision of the Credit Agreement or any other document now or hereafter executed and delivered in connection therewith.

     Borrowers have further requested that Lender consent to AEI entering into a $10,000,000 subordinated long term facility with The First National Bank of Boston (the "Bank Boston Facility"), as outlined in the term sheet provided to Lender, and have represented to Lender that AEI's entering into the Bank Boston Facility will not create an Event of Default under the Credit

Agreement assuming that Borrowers have obtained the consent of each of their other lenders as required by the Bank Boston Facility. This will confirm Lender's consent to AEI entering into the Bank Boston Facility on the condition that its entering into such Facility does not create an Event of Default under the Credit Agreement assuming that Borrowers have obtained the consent of each of their other lenders as required by the Bank Boston Facility, that prior to closing of the Bank Boston Facility, Bank Boston shall have entered into an intercreditor agreement with Lender in form and substance satisfactory to Lender, and that funding of the Bank Boston Facility occur by November 30, 1996.

     In addition, the Borrowers have requested that the Lender make certain amendments to the Credit Agreement and the Lender has agreed to do so, subject to the terms and provisions contained herein.

     Accordingly, the Borrowers and the Lender agree that the Credit Agreement is hereby amended as follows:

     1. The following definitions in Section 1.2 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

          "'Default Rate' means a rate equal to two (2%) percent per annum in excess of the Contract Rate or the Overformula Rate, as the case may be."

          "'Early Termination Fee' shall mean a fee of $125,000 per month or part thereof, calculated from the effective termination date of the Agreement in accordance with Section 10.1 or Section 12.1(a)(ii) hereof, through and including January 31, 1999, or should such effective termination date occur after January 31, 1999, through and including January 31 in the Calendar Year next occurring (notwithstanding any termination in accordance with Sections 10.1 or 12.1(a)(ii) hereunder and/or any effective termination date of this Agreement that may occur, pursuant to the terms hereof, on a date earlier than the last day of such Term)."

          "'Eligible Inventory' shall mean and include all finished goods interactive entertainment software Inventory of each of the Borrowers (but not of any of the Material Subsidiaries) for the Sega or Sony 32-bit systems and the Nintendo 64-bit system which is (a) less. than 60 days old; and (b) located in the United States of America and all of which Inventory shall in each instance:
(1) be in good condition; (2) be readily saleable at prices not less than cost;
(3) exclude any work-in-process, and (4) exclude all Inventory-in-transit, and which Inventory, Lender, in its reasonable discretion exercised in good faith, shall not otherwise deem ineligible, based on such considerations as Lender may from time to time deem appropriate including, without limitation, whether (A) the Inventory is subject to a perfected1 first priority security interest in favor of Lender, other than Permitted Encumbrances, (B) third party waivers requested by the Lender have been executed (in form and substance reasonably acceptable to the Lender) and delivered to the Lender by landlords or warehousemen and (C) the Inventory conforms to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof."

          "'Material Adverse Effect' shall mean a material adverse effect on (i) the financial condition, operations, performance, assets, properties, liabilities, or business of AEI and its consolidated Subsidiaries, taken as a whole, (ii) the ability of any of the Borrowers to pay or perform its respective Obligations in accordance with the terms thereof, (iii) the Collateral or the value of the Collateral, taken as a whole, or Liens on the Collateral taken as a whole in favor of Lender, or the perfection or priority of any such Lien, subject to any permitted Encumbrances, or (iv) any of Lender's rights or remedies under this Agreement or any of the Other Documents."

          "'Material Subsidiary(ies)' shall mean and include each and all of the existing and hereafter acquired or formed Subsidiaries of any of the Borrowers and/or of any of the Corporate Guarantors, which has an aggregate asset value at any time and in any instance of $2,500,000 or more other than Acclaim Comics, Inc. ACTC, L.P., Oyster Bay Warehouse Corp., Acclaim Corporate Center I, Inc. and Acclaim Cable Holdings, Inc."

          "'Revolving Advance Rate' shall mean an interest rate per annum equal to the Alternate Base Rate plus one (1%) percent."

          "'Tangible Net Worth' at a particular date means (a) the aggregate amount of all assets of AEI and its consolidated Subsidiaries, taken as a whole, and as may be properly classified as such in accordance with GAAP consistently applied, excluding such assets as are properly classified as intangible assets under GAAP, less (b) the aggregate amount of all liabilities of AEI and its consolidated Subsidiaries taken as a whole, and as may be properly classified a~ such in accordance with GAAP consistently applied."

          "'Term' shall mean January 1, 1993 through and including January 31, 1999, as same may be extended, reduced or terminated in accordance with the provisions of Section 12.1 hereof."

          "'Working Capital' at a particular date, shall mean the excess, if any, of Current Assets over Current Liabilities at such date. Solely for the purpose of this definition, long term indebtedness incurred by any Borrower or Subsidiary after October 31, 1996 shall be deemed a Current Liability."

     2. The following definitions in Section 1.2 of the Credit Agreement are hereby amended in part as follows:

          "Eligible Receivables" shall be amended by amending clause (d) thereof to read as set forth below, deleting the word "or" at the end of clause (q) thereof, deleting the period at end of clause (r) thereof and adding the following at the end of clause (r) thereof:

          "(d) more than twenty-five percent (25%) of the aggregate account balance of Receivables due from the Customer are more than thirty (30) days past due;"

          "; (s) in the reasonable judgment of Lender exercised in good faith, such Receivable may not be paid by reason of the Customer's financial inability to pay or the collection of such Receivable is otherwise doubtful; or


          (t) it does not arise from the sale of personal computer CD-ROM, Sega or Sony 32-bit systems or Nintendo 64-bit systems."

     3. The first two sentences of Section 2.1(a) of the Credit are amended and restated in their entirety to read as

          "2.1(a) Advances. Provided the aggregate amount of Credit Balances less outstanding Letters of Credit is not less than fifty (50%) percent of the gross amount of outstanding Receivables, and subject to the other terms and conditions set forth in this Agreement, Lender will during the Term hereof make Advances to the Borrowers on a combined basis and will for the Borrowers' combined account, subject to Section 2.7 hereof, issue Lender Guarantees, issue or cause to be issued Letters of Credit and/or create Acceptances, in a maximum aggregate amount outstanding at any time and from time to time hereunder equal to i) the lesser of (x) the Maximum Loan Amount or (y) the Formula Amount, minus
ii) all issued and outstanding Letters of Credit, Lender Guarantees and Acceptances.

The "Formula Amount" shall mean the sum of the following amounts at any time and from time to time:

          (1) 70% of Eligible Receivables, other than Eligible Receivables arising from the sale of personal computer CD-ROM software; plus

          (2) 30% of Eligible Receivables arising from the sale of personal computer CD-ROM software, provided, however, that the maximum amount of all outstanding Advances against such Eligible Receivables shall not exceed $5,000,000 in the aggregate at any one time; plus

          (3) 50% of the Value of the Eligible Inventory; provided, however, that the maximum amount of all outstanding Advances against Eligible Inventory shall not exceed $10,000,000 in the aggregate at any one time; plus

          (4) 40% of the first cost of goods to be imported under Letters of Credit which remain outstanding; less

          (5) in each case, such reserves, established in Lender's reasonable discretion exercised in good faith, as Lender may deduct in relation to Obligations chargeable to the account(s) of any of the Borrowers or which may be chargeable to the account(s) of any of the Borrowers thereafter ("Reserves"), including, without limitation, a reserve in an amount equal to ten percent (10%) of the gross amount of Receivables at any time outstanding, established from the date Lender receives AEI's federal tax refund for its 1996 fiscal year until the date Lender receives the next quarterly financial statements of AEI and its consolidated Subsidiaries reflecting no Default and receives a Borrowers' certificate reporting no known Default."

     4. The second sentence of Section 2.7 of the Credit Agreement is amended in its entirety to read as follows:


          "Subject to the other terms and provisions hereof, the maximum amount of outstanding Lender Guarantees, Letters of Credit and Acceptances shall not exceed $20,000,000 in the aggregate at any time or from time to time."

     5. Notwithstanding anything to the contrary contained in this Agreement or any of the Other Documents, Lender shall only issue or cause to be issued Letters of Credit for the purchase of finished goods Inventory relating to Sega or Sony 32-bit systems or Nintendo 64-bit systems, the sale of which Inventory is backed by customer purchase orders which Lender deems adequate in its sole discretion.

     6. Notwithstanding anything to the contrary contained in the Credit Agreement, but subject to all provisions of the Credit Agreement with respect to the applicability of the Overformula Rate and the Default Rate, (a) all Advances hereafter requested by a Borrower or deemed requested by a Borrower under the Credit Agreement shall be Revolving Rate Advances bearing interest at the Revolving Advance Rate, (b) no Advances hereafter requested or deemed requested by a Borrower under the Credit Agreement shall be Libo Rate Advances bearing interest at the Libo Rate, and (c) each Libo Rate Advance outstanding on the date hereof shall, at the end of the Interest Period for which it was made, at the option of the Borrower to whom such Libo Rate Advances was made, be converted to a Revolving Rate Advance or repaid in full.

     7. Section 3.4.of the Credit Agreement is amended and restated in its entirety to read as follows:

          "3.4 Unused Facility Fee. In the event the average outstanding closing daily principal balance of all Obligations of the Borrowers to Lender hereunder (which shall for purposes of this Section 3.4 include the outstanding balance of all Letters of Credit, Lender Guarantees and Acceptances) during any fiscal month of the Borrowers or portion thereof occurring upon termination of this Agreement is less than the Maximum Loan Amount, determined in accordance with
Section 2.1(a) for such fiscal month or portion thereof, Borrowers shall pay to Lender a fee (the "Unused Facility Fee") at a rate per annum equal to one half of one (1/2 of 1%) percent of the difference between (i) the Maximum Loan Amount and (ii) such average outstanding closing daily principal balance. Such fee, if payable, shall be: (a) calculated as of the last day of each fiscal month or upon the effective termination date of this Agreement, as the case may be, on the basis of a year of 360 days and actual days elapsed; and (b) charged to the Loan Account of the Borrowers on the first day of each fiscal month during the Term, or upon the effective termination date of this Agreement."

     8. Section 3.5 of the Credit Agreement is amended and restated in its entirety to read as follows:

          "3.5 Due Diligence/Audit Fees. Upon Lender's performance of any due diligence, namely, any field examination, collateral analysis or other business analysis, in connection with any Borrower and/or any Collateral, the need for which is to be determined by Lender in its reasonable discretion exercised in good faith, (the frequency and number of which, subject to such determination by Lender, shall not be limited) the Borrowers shall be obligated to pay or reimburse the Lender pursuant to this Section. The Borrowers shall pay to Lender a per diem amount equal to Lender's then standard rate per person, for each person employed to perform such due diligence, together with all reasonable costs, disbursements. and expenses incurred by the Lender, including without limitation all reasonable fees and expenses of outside examiners or auditors as billed, and of the person performing such due diligence, all of which shall be charged to the Loan Account of the Borrowers."

     9. Section 4.5(a) of the Credit Agreement is amended by deleting the percentage "fifteen percent (15%)" from each place it appears therein and substituting "five percent (5%)" therefor.

     10. Section 5.9 of the Credit Agreement is amended by deleting the dollar amount "$5,000,000" from each place it appears therein and substituting "$2,000,000" therefor.

     11. Sections 6.4, 6.5, 6.6, 6.7, 6.8, and 6.9 of the Credit Agreement are amended and restated in their entirety to read as follows:

          "6.4 Tangible Net Worth of AEI and its consolidated Subsidiaries. Not, as at the end of any fiscal quarter of the Borrowers ended on or before February 29, 1997 and as at the end of any fiscal month of the Borrowers commencing March 31, 1997, permit the Tangible Net Worth on a consolidated basis to be less than the minimum amounts indicated below in respect of the corresponding periods noted below:

Minimum Tangible Net Worth                   At Each of
--------------------------                   ----------

(a)
$160,000,000.00                              February 28, May 31 and
                                             August 31, 1995

$175,000,000.00                              November 30, 1995,
                                             February 29, May 31 and
                                             August 31, 1996

An amount equal to ninety (90%)              November 30, 1996,
percent of Tangible Net Worth as             February 29, 1997, March 31,
stated in the audited financial              1997 and at the end of each
statements of AEI and its                    fiscal month thereafter;
consolidated Subsidiaries for the
fiscal year ended August 31, 1996
(the "1996 Year-End Financial
Statements") but not less than
$61,000,000.00; provided, that such
amount shall be increased as of the
end of each of Borrowers' fiscal

quarters after August 31, 1997 an
amount equal to seventy-five
percent (75%) of the net profits of
AEI and its consolidated
Subsidiaries for such quarter,

plus
----

(b) an amount equal to eighty percent (80%) of the aggregate amount of any capital contribution and/or equity infusion into, or any other additional equity derived from any source by, any Borrower or any Subsidiary."

          "6.5 working Capital of AEI and its consolidated Subsidiaries. Not, as at the end of any fiscal quarter of the

Borrowers ended on or before August 31, 1997 and as at the end of any fiscal month of the Borrowers commencing November 30, 1997, permit the Working Capital on a consolidated basis to be less than the minimum amounts indicated below in respect of the corresponding periods noted below:

Minimum Working Capital                       At Each of
-----------------------                       ----------

(a)
$100,000,000.00                               February 28, May 31 and
                                              August 31, 1995

$115,000,000.00                               November 30, 1995,
                                              February 29, May 31 and
                                              August 31, 1996

$ 20,000,000.00                               November 30, 1996

$ 14,000,000.00                               February 28, 1997

$ 14,000,000.00                               May 31, 1997

$ 15,000,000.00                               August 31, 1997

$ 15,000,000.00, such amount to be            November 30, 1997 and
increased at the end of each of               at the end of each fiscal
Borrower's fiscal quarters after              month thereafter
August 31, 1997 by an amount equal
to fifty percent (50%) of the net
profits of AEI and its consolidated
Subsidiaries for each of Borrowers'
fiscal quarters thereafter,
provided, that on November 30, 1997
and at the end of each fiscal
quarter thereafter the Tangible Net

Worth of AEI and its consolidated
Subsidiaries shall not be less than
$20,000,000.00,

plus
----

          (b) An amount equal to seventy-five percent (75%) of the aggregate amount of any capital contribution and/or equity infusion into, or any other additional equity derived from any source by, any Borrower or any Subsidiary."

          "6.6 Capital Expenditures. Not, on a consolidated basis, make Capital Expenditures or otherwise contract for, purchase or make any commitments for fixed or capital assets in any fiscal year in an amount in excess of $7,500,000 in the aggregate."

          "6.7 Ratio of Total Indebtedness to Tangible Net Worth. Cause to be maintained as at the end of each fiscal quarter of the Borrowers on a consolidated basis, a ratio of total Indebtedness (excluding, however, the amount of any Letters of Credit then outstanding under this Agreement) to Tangible Net Worth of AEI and its consolidated Subsidiaries of not greater than the ratio of three to one (3:1)."

          "6.8 Fixed Charge Ratio. AEI and its consolidated Subsidiaries shall cause to be maintained at each of the fiscal quarters of the Borrowers indicated below a Fixed Charge Ratio of not less than the ratio indicated below in each case tested on a quarterly basis:

          Minimum Fixed
          Charge Ratio                         Fiscal Quarter Ending
          ------------                         ---------------------

              5:1                              November 30, 1996
              0:0                              February 28, 1997
              5:1                              May 31, 1997
              7:1                              August 31, 1997
              1:1                              November 30, 1997 and each of
                                               Borrowers' fiscal quarters
                                               thereafter"

          6.9 Maximum Losses. AEI and its consolidated Subsidiaries shall not incur, or permit to be incurred, losses taken as a whole, in respect of any fiscal quarter, at any time to exceed the maximum amounts indicated below in respect of the corresponding periods noted below:

          Maximum Losses                      Fiscal Quarter Ending
          --------------                      ---------------------
          $5,000,000.00                       November 30, 1996
          $9,000,000.00                       February 28, 1997
          $2,000,000.00                       May 31, 1997
          None                                August 31, 1997 and each of

                                              Borrowers' fiscal quarters
                                              thereafter"

     12. Section 6.14 of the Credit Agreement is amended by deleting the dollar amount "$5,000,000" from clause (a) thereof and substituting "$500,000" therefor and by amending the last sentence thereof in its entirety to read as follows:

          "Without limiting the foregoing, Lender's consent shall not be deemed to have been unreasonably withheld in any circumstance where (A) any such acquisition, formation, merger, reorganization or other change has or may have a Material Adverse Effect; or (B) following any such acquisition, formation, merger, reorganization or other change: (1) an Event of Default would then exist under this Agreement or any of the Other Documents; or (2) any additional Corporate Guarantee(s) and/or Collateral documentation would be required in connection with the maintenance, perfection or priority of Liens in favor of Lender in all Collateral as described herein or in the Other Documents, or as otherwise would be required to be executed and delivered to the Lender under the Agreement or the Other Documents, in any case which has not been received by the Lender, unless and until so furnished to Lender."

     13. The following shall be added to the Credit Agreement as Sections 6.17, 6.18, 6.19 and 6.20 thereof:

          "6.17 Limitation on Loans and Investments in ACTC, L.P. Not, directly or indirectly, make any loans to ACTC, L.P., or invest in (by capital contribution or otherwise) or purchase the stock or Indebtedness or all or a substantial part of the assets or properties of ACTC, L.P. or guarantee, assume, endorse or otherwise become responsible (directly or indirectly) for the Indebtedness, performance or obligations of ACTC, L.P., or agree to do any of the foregoing, except, make loans or capital contributions to ACTC, L.P. (i) not to exceed $3,250,000 in each fiscal quarter of Borrowers' 1997 fiscal year and
(ii) not to exceed $4,000,000 in each fiscal quarter thereafter."

          "6.18 Tax Refund Proceeds. Direct and cause all proceeds of any tax refund for any fiscal year of the Borrowers to be delivered directly to Lender, including by completing all tax return forms filed with any taxing authority indicating the name and address of the applicable Borrower c/o BNY Financial Corporation, 1290 Avenue of the Americas, New York, New York 10104, Attention:
Mr. Robert P. Grbic, or such other address as Lender may designate from time to time. In addition to and not in limitation of the foregoing, if any Borrower files Internal Revenue Form 8302 "Application for Electronic Funds Transfer
(EFT) of Tax Refund of $1 Million or More", or any similar form of any taxing authority, then the Borrower(s) shall complete such form by indicating the bank account to which any tax refund will be wire transferred in accordance with the bank account information provided to Borrower(s) by Lender."

          "6.19 Limitation on Prepayment of Indebtedness. Make, and permit its Subsidiaries to make, unless otherwise permitted by Lender in writing, only regularly scheduled payments of principal and interest in respect of any long term Indebtedness (other than to Lender), including, but not limited to, long term Indebtedness to Midland and Fleet Bank, N.A., in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on October 31, 1996."

          "6.20 Negative Pledge. Not hereafter guaranty, or hereafter permit any Subsidiary to guaranty, to any Person (other than Lender) the payment or performance of the obligations of any other Borrower or Subsidiary and not hereafter grant, or hereafter permit any Subsidiary to grant, to any Person (other than Lender) any Lien, other than Permitted Encumbrances, upon or security interest in any of its assets or the assets of any such Subsidiary, except that AEI or its Subsidiaries shall be permitted to guaranty to a non-Affiliate the payment by another Borrower or any Subsidiary of any Borrower of royalties, including minimum royalties, which become due and payable in the ordinary course of business."

     14. Section 8.9 of the Credit Agreement is amended and restated in its entirety to read as follows:

          "8.9 Monthly Financial Statements. Furnish the Lender within forty five (45) days after the end of each month, commencing with the month ending March 31, 1997, an unaudited balance sheet of the Borrowers and an unaudited statement of income and stockholders' equity and statement of cash flows of Borrowers reflecting resu1ts~of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices-and complete and correct in all material respects, subject to normal interim and year end adjustments."

     15. Section 8.12 is amended and restated in its entirety to read as follows:

          "8.12 Variances From Operating Budget. Furnish Lender, (i) concurrently with the delivery of any financial statements to be delivered hereunder, a written report summarizing all material variances from budgets submitted by the Borrowers and a discussion and analysis by management with respect to such variances, (ii) within fifteen (15) days after the end of each month a cash flow variance report detailing variances in respect of domestic sales, disbursements, dilution, outstanding Receivables and outstanding Letters of Credit, and (iii) concurrently with the delivery of monthly financial statements, balance sheet and income statement variance reports."

     16. Clause (h) of Article IX of the Credit Agreement is amended and restated in its entirety to read as follows:

          "(h) (i) any event of default, whether or not declared, waived or forborne, of any of the Borrowers under any agreement now or hereafter in effect with Fleet Bank, N.A., HKSB and/or Midland, or (ii) a default of the obligations of any of the Borrowers with respect to any other Indebtedness and/or any other contractual obligation, in each case subject to Section 5.9 and/or 5.10 of this

Agreement."

     17. Clauses (k) and (1) of Article IX of the Credit Agreement are amended and restated in their entirety to read as follows:

          "(k) any Change of Ownership;

          (1) should any of the Factoring Agreements, other than AEC's, be terminated for any reason whatsoever, or should any Event of Default exist thereunder;

     18. The following shall be added to Article IX of the Credit Agreement at the end thereof:

          "(m) termination of any license agreement of any of the Borrowers with Sony or Nintendo or prohibition by Sega of the sale by any Borrower of any Sega product;

          (n) failure by any of the Borrowers to promptly deliver to Lender any and all proceeds of Collateral, including, but not limited to, the proceeds of any tax refund, which any of the Borrowers may receive;

          (o) delivery to Lender of financial projections projecting financial results which if realized would cause an Event of Default under any other clause of this Article IX; or

          (p) dilution in collections on Receivables for the last three (3) consecutive months exceeds thirty percent (30%)."


     19. Section 12.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

          "12.1 Term. This Agreement shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of the Borrowers and the Lender and shall become effective on the date hereof and continue in full force and effect until January 31, 1999 unless: (a) sooner terminated by:
(i) the Borrowers, upon giving the Lender at least ninety (90) days prior written termination notice in advance and effective as of the end of the initial Term or any successive Term hereunder; (ii) the Borrowers, at an earlier effective termination date than is specified in subsection (i) above, as more fully described in Section 12.2 below; (iii) the Lender, pursuant to Section 10 hereof; or (iv) the Lender, upon giving the Borrower at least ninety (90) days prior written termination notice in advance and effective as of the end of the initial Term or any successive Term hereunder; or (b) extended in accordance with the final sentence of this Section. Any termination in accordance with subsection 12.1(u) shall be deemed to be effective provided that all Obligations shall be paid in full to Lender by no later than the effective termination date of this Agreement and provided that by such date, the indemnity provided for in
Section 2.8(b) hereof as to al1-;~utstanding Letters of Credit, Lender Guarantees and Acceptances shall have been executed and delivered to the Lender.

Subject to the foregoing, the Term shall be automatically extended for successive periods of one (1) year each through and including January 31 of each Calendar Year after 1999 such that this Agreement will remain in full force and effect, unless terminated by either party at the end of the initial Term or any successive Term by giving the other party at least ninety (90) days prior written notice."

     20. Section 14.6 (B) is amended and restated in its entirety to read as follows:

          "(B) If to any of the Borrowers, to each of them at:

                              Acclaim Entertainment, Inc.
                              70 Glen Street
                              Glen Cove, New York
                              Attn: Mark Hattendorf, CFO
                              Telephone: (516) 624-8888
                              FAX:(516) 624-5846

              with a copy to: Rosenman & Colin
                              575 Madison Avenue
                              New York, NY  10022
                              Attn:  Eric M. Lerner, Esq.
                              Telephone: (212) 940-7157
                              FAX:  (212) 940-8776"


     21. Schedule 2.3 to the Credit Agreement entitled "Standard Rates for Import Trade Services &Guarantees", is amended by deleting therefrom the current fee set forth opposite "Daily Average Balance" and substituting therefor "~ of 1% Per Month, Minimum $75.00 (360 day year)".

     To induce the Lender to agree to the waivers and amendments herein contained, and in consideration thereof, AEI covenants and agrees with the Lender that (a) on or before November 15, 1996, as security for all of the Obligations of the Borrower to the Lender, AEI shall pledge to and deposit with the Lender all of the issued and outstanding stock of Acclaim Cable Holdings, Inc. pursuant to such agreements as may be required by the Lender, including, but not limited to, a pledge and security agreement in favor of the Lender, all in form and substance satisfactory to the Lender, and (b) on or before November 18, 1996 AEI shall obtain from each of any Borrower's other institutional lenders, including, without limitation, Midland, (i) waivers of any and all defaults under such Borrower's agreements with such institutional lenders and
(ii) amendments to such agreements reflecting all financial projections heretofore furnished by AEI to the Lender and/or Midland, all of such waivers and amendments to be in form and substance satisfactory to the Lender. The failure of any of the Borrowers to timely perform any agreement to be performed by it pursuant to this paragraph shall constitute an Event of Default under the Credit Agreement.


     This agreement shall be effective as of the date hereof, except that the third paragraph and paragraph 11 of this agreement amending and restating in their entirety Sections 6.4, 6.5, 6.6, 6.7, 6.8 and 6.9 of the Credit Agreement shall not become effective until the date on which AEI has complied with the first sentence of the immediately preceding paragraph provided, that such compliance occurs on or before November 18, 1996.

     Each of the Borrowers hereby acknowledge, confirm and agree that all amounts charged or credited to the Loan Account as of the date hereof are correct and binding upon each of the Borrowers and that all amounts reflected to be due and owing in the Loan Account as of the date hereof are due and owing without defense, offset or counterclaim.

     Except as specifically set forth herein, no other changes or modifications to the Credit Agreement are intended or implied, and, in all other respects, the Credit Agreement shall continue to remain in full force and effect in accordance with its terms as of the date hereof. Except as specifically set forth herein, nothing contained herein shall evidence a waiver or amendment by the Lender of any other provision of the Credit Agreement.

     The terms and provisions of this agreement shall be for the benefit of the parties hereto and their respective successors and assigns; no other person, firm, entity or corporation shall have any right, benefit or interest under this agreement.

     This agreement may be signed in counterparts, each of which shall be an original and all of which taken together constitute one agreement. In making proof of this agreement, it shall not be necessary to produce or account for more than one counterpart signed by the party to be charged.

     This agreement sets forth the entire agreement and understanding of the parties with respect to the matters set forth herein and supersedes any and all understandings, discussions, negotiations, correspondence, memoranda and agreements (whether written or oral) of the parties hereto with respect to the foregoing, all of which are hereby merged herein.

This agreement cannot be changed, modified, amended or terminated except in a writing executed by the party to be charged.

                                       Very truly yours,

                                       BNY FINANCIAL CORPORATION

                                       By: /s/ Robert Grbic
                                          -----------------------------------

                                          Robert Grbic
                                          Senior Vice President

ACKNOWLEDGED AND AGREED:

ACCLAIM ENTERTAINMENT, INC.
ACCLAIM DISTRIBUTION INC.
UN TOYS, LTD.
ARENA ENTERTAINMENT INC.

By: /s/ J. Mark Hattendorf
   ---------------------------------

Title: EVP & CFO
      ------------------------------

ACCLAIM ENTERTAINMENT CANADA, LTD.

By: /s/ J. Mark Hattendorf
   ---------------------------------

Title: EVP & CFO
      ------------------------------